UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    ---------

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: January 3, 2001


                          COMMISSION FILE NO. 333-71213

                         MINNESOTA CORN PROCESSORS, LLC
             (Exact name of registrant as specified in its charter)

          COLORADO                                        41-1928467
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                  901 NORTH HIGHWAY 59, MARSHALL, MN 56258-2744
                    (Address of principal executive offices)

                                 (507) 537-2676
               (Registrant's telephone number including area code)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

         99.1 Press release dated January 10, 2001, announcing the change in fiscal year end

ITEM 8.  CHANGE IN FISCAL YEAR

         On January 3, 2001, Minnesota Corn Processors, LLC (MCP) received a determination by the Internal Revenue Service (IRS) that stated MCP's fiscal year-end will be December 31.

         MCP had petitioned the IRS to keep its prior March 31 year-end after its conversion from a farmer-owned cooperative to a limited liability company on July 1, 2000. The report covering the transition period (July 1, 2000 - December 21, 2000) will be filed on a Form 10-K by March 31, 2001.

         A press release describing this matter in more detail is attached hereto as Exhibit 99.1 and incorporated by reference.







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





                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       MINNESOTA CORN PROCESSORS, LLC





Dated: January 18, 2001


                                       By  /s/ L. Dan Thompson
                                           -------------------------------------
                                           L. Dan Thompson
                                           President and Chief Executive Officer





Dated: January 18, 2001

                                       By  /s/ Daniel H. Stacken
                                           -------------------------------------
                                           Daniel H. Stacken
                                           Vice President and Chief Financial
                                           Officer














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


[LOGO]          MINNESOTA CORN PROCESSORS, LLC
 MCP            901 NORTH HIGHWAY 59  MARSHALL, MN 56258-2744 PHONE:507-537-3676
                ----------------------------------------------------------------

                NEWS RELEASE

FOR RELEASE                         CONTACT:
-----------                         MCP:
1200 CST 1/10/01                    L. Daniel Thompson, (507) 537-2660


           MINNESOTA CORN PROCESSORS, LLC ANNOUNCES PROJECTED EARNINGS

                   FOR THE SIX MONTHS ENDED DECEMBER 31, 2000

                     DECEMBER 31 will be NEW FISCAL YEAR END

         MARSHALL, MN, JANUARY 10, 2001 - Minnesota Corn Processors, LLC (MCP), a corn-wet miller and supplier of food ingredients, starch and ethanol, announced Wednesday that earnings for the six months ended December 31, 2000 are projected to be $ 3 million to $4 million, which equates to approximately $0.02 per member unit. Sales for the six months ended December 31, 2000 will be approximately $292 million.

         The announcement followed an Internal Revenue Service (IRS) determination received by MCP on January 3, 2001 which stated that MCP's fiscal year-end will be December 31. MCP, which was converted from a farmer owned cooperative to a limited liability company on July 1, 2000, had requested to keep its prior March 31 year-end. The IRS ruling means that the new limited liability company will have an initial six-month fiscal period from July 1, 2000
- December 31, 2000.

         MEMBERS WILL RECEIVE IRS SCHEDULE K -1 REFLECTING THE MEMBER'S SHARE OF THE LIMITED LIABILITY COMPANY'S INCOME FROM JULY 1, 2000 - DECEMBER 31, 2000.

         An audit of MCP's financial records for the six-month fiscal period should be completed in February, 2001. It is highly unlikely that MCP's own tax return will be completed in time for members to receive their Schedule K-1 by March 1, 2001 - the deadline for farmer tax returns to be filed with the IRS. Members should receive their Schedule K-1 by mid to late March 2001.

         Due to the conversion, the cooperative had a three-month fiscal period ended June 30, 2000 in addition to its March 31, 2000 year-end. "Value-added" payments for these time periods were distributed at $0.0525 per share in June 2000 and at $0.0275 per share in September 2000. THESE "VALUE-ADDED" PAYMENTS ARE TO BE INCLUDED AS INCOME ON A MEMBERS' 2000 TAX RETURN. MEMBERS WILL NOT BE RECEIVING A FORM K-1 OR FORM 1099 WITH REGARD TO THESE "VALUE-ADDED" PAYMENTS.

         Members are encouraged to consult their tax advisors as to any impact income recognition may have on their estimated payments, tax return preparation or any other income tax matters. Members are considered to be limited partners in the limited liability company. The MCP, LLC federal employer tax identification number is 41-1928467.

         Minnesota Corn Processors, LLC is a corn-wet miller with refineries in Marshall, MN and Columbus, NE. The Company produces high-quality corn sweeteners and starch products for sale into the beverage and food industries, and owns and operates a nationwide network of 17 corn sweetener distribution terminals. In addition to its position as one of the largest U.S. manufacturers of fuel ethanol, the Company produces starches for sale into the paper and corrugating industries, feed products and road de-icers. The Company, headquartered in Marshall, MN, was founded as a farmer cooperative in 1980 and converted to a 5,400-member limited liability company on July 1, 2000. For more information, visit the Company's web site at www.mcp.net.


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